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CUSIP No. 30063P105

                                                                       Exhibit I

                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Exact Sciences Corporation.

         EXECUTED as a sealed instrument this 11th day of February, 2004.

                                      GREYLOCK EQUITY LIMITED PARTNERSHIP

                                      By: Greylock Equity GP Limited Partnership
                                          General Partner

                                         By: /s/ Henry F. McCance
                                            ------------------------------------
                                            Henry F. McCance
                                            Managing General Partner

                                      GREYLOCK EQUITY GP LIMITED PARTNERSHIP

                                      By: /s/ Henry F. McCance
                                         ---------------------------------------
                                         Henry F. McCance
                                         Managing General Partner

                                      /s/ Henry F. McCance
                                      ------------------------------------------
                                      Henry F. McCance

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